EXHIBIT 23.1

THE CHILDREN’S PLACE RETAIL STORES, INC. AND SUBSIDIARIES

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-47065 of The Children’s Place Retail Stores, Inc. on Form S-8 and in Registration Statement No. 333-88378 of The Children’s Place Retail Stores, Inc. on Form S-3 of our reports dated April 14, 2005, relating to the consolidated financial statements and financial statement schedule of The Children’s Place Retail Stores, Inc. and subsidiaries (which report is unqualified and includes an explanatory paragraph regarding the restatement of the consolidated financial statements as of January 31, 2004, and for the years ended January 31, 2004 and February 1, 2003) and management’s report of the effectiveness of internal control over financial reporting  appearing in this Annual Report on Form 10-K of The Children’s Place Retail Stores, Inc. for the fiscal year ended January 29, 2005.

DELOITTE & TOUCHE LLP

New York, New York

April 14, 2005